Exhibit 99.1
PHOTON DYNAMICS REPORTS RESULTS FOR QUARTERS ENDED MARCH 31, 2005 AND JUNE 30, 2005 AND
RESTATED FINANCIAL RESULTS FOR QUARTER ENDED DECEMBER 31, 2004 AND FISCAL YEAR ENDED
SEPTEMBER 30, 2004
SAN JOSE, Calif., August 9, 2005 — Photon Dynamics, Inc. (NASDAQ: PHTNE), a leading global supplier of integrated yield management solutions for the flat panel display market, today reported financial results for the second and third quarters of fiscal year 2005 ended March 31, 2005 and June 30, 2005. In addition, the company reported the results of the Audit Committee investigation which resulted in restatements for the fiscal year ended September 30, 2004 and the first quarter of fiscal 2005 ended December 31, 2004.
Results of the Investigation
In late March of 2005, Photon Dynamics’ management identified an error related to the timing of a portion of revenue recognized in connection with a sales transaction for which revenue was recorded in the fourth quarter of fiscal 2004. The error related to certain system parts and supply contracts with a fair value of approximately $859,000 that were not delivered by September 30, 2004.
Management notified the company’s Audit Committee, the Board of Directors and its independent registered public accounting firm of the existence of the undelivered elements in early April after internal confirmation of their discovery. The Audit Committee immediately undertook an investigation to evaluate the impact on the timing of revenue recognized under the total arrangement, to assess why it had occurred, and to determine whether any other such transactions might exist for which such an error had occurred. In addition to the transaction described above identified by management, the ensuing investigation revealed several other adjustments to revenue due primarily to undelivered elements, none of which were individually material.
Adjustments identified as a result of the investigation, including adjustments related to the additional commitments initially reported by management to the Audit Committee, aggregate to an overstatement of the company’s revenue and net income by approximately $1.4 million in fiscal 2004. In addition, because the restatement concerns the timing of revenue rather than the amount

-more-

of revenue, part of the adjustment in fiscal 2004 should have been recognized in the first quarter of fiscal 2005 resulting in an increase of revenue and net income of approximately $0.3 million in that quarter. Set forth at the end of this press release are the restated financial results for the company’s fiscal year 2004 and first quarter of fiscal 2005.
As discussed in more detail in the company’s amended 10-K/A for fiscal 2004 filed today, the company has been actively addressing the sales order fulfillment and revenue recognition process issues that led to the issues highlighted above. Management has implemented additional safeguards and improved processes in the areas of sales documentation to ensure that its revenue policy is followed. In addition, the company has added personnel in its finance organization to provide additional technical knowledge and resources to ensure compliance.
In the company’s Annual Report on Form 10-K/A filed with the SEC on August 9, 2005, the company adjusted its quarterly results of operations for fiscal 2004 to reflect proper accounting treatment for the transactions related to the investigation. All comparisons to prior periods in this release refer to the restated financials available in the 10-K/A and the 10-Q/A filed with the SEC on August 9, 2005, or to the financial statements at the end of this press release.

Second Quarter Ended March 31, 2005
Revenue for the second quarter of fiscal 2005 ended March 31, 2005 was $25.3 million, a sequential decrease of 31 percent from $36.6 million for the first fiscal quarter and a year-over-year decrease of 3 percent compared to $26.2 million for the same quarter a year ago.
Net loss for the second fiscal quarter, including results of discontinued operations, was $10.3 million, or $(0.61) per share, compared to net income of $0.5 million, or $.03 per diluted share for the first fiscal quarter, and compared to net income of $0.8 million, or $0.05 per diluted share, for the same quarter a year ago.
Bookings for the second quarter of fiscal 2005 were $40.0 million, and the company’s backlog was $76.5 million at the end of the second quarter of fiscal 2005. Cash, cash equivalents and short-term investments at March 31, 2005 were $101.0 million, compared to $84.2 million at September 30, 2004. The increase in cash was primarily due to collection of September 30, 2004 accounts receivable balances.

Third Quarter Ended June 30, 2005
Revenue for the third quarter of fiscal 2005 was $39.1 million, a sequential increase of 54 percent from the $25.3 million reported in the second quarter and a year-over-year increase of 1 percent compared to the $38.5 million reported for the same quarter a year ago.
Net loss for the third fiscal quarter, including results from discontinued operations, was $4.4 million, or $(0.26) loss per share, compared to net loss for the second fiscal quarter of $10.3 million, or $(0.61) loss per share, and compared to net income of $5.2 million, or $0.31 income per diluted share, for the same quarter a year ago.
Revenue for the first nine months of fiscal 2005 was $101.1 million, a year-over-year increase of 13 percent compared with $89.1 million for the first nine months of fiscal 2004. Net loss for the first nine months of fiscal 2005 including results of discontinued operations was $14.2 million, or $(0.84) loss per share, compared to a net income of $6.9 million, or $0.40 per diluted share, for the first nine months of fiscal 2004.
The results for the third quarter of fiscal 2005 included a one-time charge of approximately $1.0 million due to the company’s announced closure of its Canadian operations as well as $1.6 million in expenses related to the Audit Committee investigation described above.
Bookings for the third quarter of fiscal 2005 were $42.2 million, and the company’s backlog was $81.5 million at the end of the third quarter of fiscal 2005. The company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis. This trend may continue in the future.
Cash, cash equivalents and short-term investments at June 30, 2005 were $89.4 million, as compared to $84.2 million at September 30, 2004. The increase in cash was primarily due to lower accounts receivable and inventory.
Third quarter non-GAAP net loss was $1.7 million, or $(0.10) per share. Non-GAAP net loss excludes the impact of amortization of purchased intangible assets, investigation costs, restructuring charges and discontinued operations income, net of related tax. These results compare to non-GAAP net income of $5.9 million, or $0.34 per diluted share, for the third quarter of fiscal 2004. A reconciliation of these non-GAAP measures is provided below after the GAAP financial statements.

Jeff Hawthorne, Photon Dynamics’ President and Chief Executive Officer, stated, “The management changes and additions during the last two quarters in finance and our product business units have resulted in improving operating efficiencies and controls. The management team’s primary focus will be continuous improvement of product development execution and gross margins. Our overall outlook remains positive — new display manufacturing capacity investment continues to gain momentum as monitor demand remains strong and TV demand accelerates. The new Gen 8 products we will introduce during the fourth quarter will position us to maintain our market leadership position and allow us to take advantage of the TV market growth.”
Company Projections for Fiscal Year 2005 Fourth Quarter
The company believes that its revenues in the fourth quarter of fiscal 2005 will be in the range of $23 to $28 million and its net loss per share will be in the range of $(0.43) to $(0.53).
Earnings Conference Call
The company will host a conference call on August 10, 2005 at 1:30 pm Pacific time. To access the conference call in the U.S. or Canada, dial (800) 819-9193. For all international calls, dial (913) 981-4911. Both numbers will use confirmation code 9046585.
A digital replay will be available on Photon Dynamics’ website at www.photondynamics.com under ‘presentation/conference call’ in the ‘investors’ section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its fourth quarter fiscal 2005 financial results.
A replay will also be available by phone call two hours after the conclusion of the conference from August 10 to August 24, 2004. Investors may access the telephone replay by dialing (719) 457-0820 or (888) 203-1112 and entering confirmation code 9046585.
About Photon Dynamics
Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics develops systems that enable manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics has sales offices and customer support services in San Jose, Calif.; Colorado Springs, Colo.;

Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; Markham, Ontario, Canada; and Tokyo and Tsu, Japan. For more information about Photon Dynamics, visit its website at www.photondynamics.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
The statements in this press release relating to Photon Dynamics’ estimated financial results for the fourth quarter of fiscal 2005, its overall positive outlook, the timing of introduction of its new Gen 8 products and its expectation that its new Gen 8 products will position it to maintain its market leadership position and allow it to take advantage of the TV market growth are forward-looking statements. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: consumers may purchase products containing flat panel displays at a rate lower than Photon Dynamics and its customers expect, which could lead Photon Dynamics’ customers to reduce investments in Photon Dynamics’ products below that which Photon Dynamics projects until the markets become more certain; current economic conditions may cause an increase in competitive pricing pressures; the risk of the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics’ products and unforeseen technical difficulties in completing the Gen 8 products, may delay or prevent Photon Dynamics from introducing these products. As a result, Photon Dynamics’ actual results may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “ Factors Affecting Operating Results” in Photon Dynamics’ Quarterly Report on Form 10-Q for its quarter ended June 30, 2005 as well as the annual report on Form 10-K/A as filed on August 9, 2005 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	September 30,
	2005	2005	2004
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$13,099	$24,111	$25,483
Short-term investments	76,312	76,936	58,672
Accounts receivable, net	38,654	17,681	58,341
Inventories	22,956	31,458	31,716
Other current assets	5,107	5,742	4,536

Total current assets	156,128	155,928	178,748
Land, property and equipment, net	20,393	21,222	20,337
Other assets	3,800	4,160	3,909
Intangible assets, net	3,578	3,958	4,753
Goodwill	153	153	153

Total assets	$184,052	$185,421	$207,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,708	$8,215	$18,485
Warranty	6,334	6,201	6,194
Other current liabilities	9,679	9,556	10,231
Deferred gross margin	10,976	8,314	11,503

Total current liabilities	35,697	32,286	46,413
Other liabilities	1,012	1,508	1,528
Commitments and contingencies	—	—	—
Shareholders’ equity:
Common stock, no par value	287,590	287,465	285,790
Accumulated deficit	(140,390)	(136,007)	(126,178)
Accumulated other comprehensive income	142	169	347

Total shareholders’ equity	147,343	151,627	159,959

Total liabilities and shareholders’ equity	$184,052	$185,421	$207,900

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
	(In thousands, except per share data)

Net revenue	$25,326	$26,182	$61,965	$50,557
Cost of revenue	18,768	14,183	41,549	27,595

Gross margin	6,558	11,999	20,416	22,962

Operating expenses:
Research and development	9,818	6,144	19,288	11,954
Selling, general and administrative	6,107	3,966	10,791	8,564
Amortization of intangible assets	398	60	795	261
Gain on sale of fixed assets	—	(20)	—	(30)
Impairment of goodwill	—	—	—	665
Impairment of purchased intangibles	—	—	—	2,089
Impairment of property and equipment	382	—	382	234

Total operating expenses	16,705	10,150	31,256	23,737

Income (loss) from operations	(10,147)	1,849	(10,840)	(775)
Interest income and other, net	164	334	1,419	4,105

Income (loss) from continuing operations before income taxes and discontinued operations	(9,983)	2,183	(9,421)	3,330
Provision for income taxes	359	64	398	426

Income (loss) from continuing operations before discontinued operations	(10,342)	2,119	(9,819)	2,904
Loss from discontinued operations	(4)	(1,276)	(10)	(1,229)

Net income (loss)	$(10,346)	$843	$(9,829)	$1,675

Income (loss) per share from continuing operations:
Basic	$(0.61)	$0.13	$(0.58)	$0.18

Diluted	$(0.61)	$0.12	$(0.58)	$0.17

Loss per share from discontinued operations:
Basic	$(0.00)	$(0.08)	$(0.00)	$(0.07)

Diluted	$(0.00)	$(0.07)	$(0.00)	$(0.07)

Net income (loss) per share:
Basic	$(0.61)	$0.05	$(0.58)	$0.10

Diluted	$(0.61)	$0.05	$(0.58)	$0.10

Weighted average number of shares:
Basic	16,948	16,572	16,909	16,517
Diluted	16,948	17,172	16,909	17,174

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)

Net revenue	$39,096	$38,522	$101,061	$89,079
Cost of revenue	26,720	20,711	68,269	48,306

Gross margin	12,376	17,811	32,792	40,773

Operating expenses:
Research and development	8,618	8,031	27,906	19,985
Selling, general and administrative	7,352	4,594	18,143	13,158
Amortization of intangible assets	380	155	1,175	416
Restructuring charges	951	—	951	—
Acquired in-process research and development	—	210	—	210
Impairment of goodwill	—	—	—	665
Impairment of purchased intangibles	—	—	—	2,089
Gain on sale of property and equipment	(143)	(419)	(143)	(449)
Impairment of fixed assets	174	—	556	234

Total operating expenses	17,332	12,571	48,588	36,308

Income (loss) from operations	(4,956)	5,240	(15,796)	4,465
Interest income and other, net	472	389	1,891	4,494

Income (loss) from continuing operations before income taxes and discontinued operations	(4,484)	5,629	(13,905)	8,959
Provision for income taxes	167	134	565	560

Income (loss) from continuing operations before discontinued operations	(4,651)	5,495	(14,470)	8,399
Income (loss) from discontinued operations	268	(265)	258	(1,494)

Net income (loss)	$(4,383)	$5,230	$(14,212)	$6,905

Income (loss) per share from continuing operations:
Basic	$(0.27)	$0.33	$(0.85)	$0.51

Diluted	$(0.27)	$0.32	$(0.85)	$0.49

Income (loss) per share from discontinued operations:
Basic	$0.02	$(0.02)	$0.02	$(0.09)

Diluted	$0.02	$(0.02)	$0.02	$(0.09)

Net income (loss) per share:
Basic	$(0.26)	$0.31	$(0.84)	$0.42

Diluted	$(0.26)	$0.31	$(0.84)	$0.40

Weighted average number of shares:
Basic	16,984	16,663	16,934	16,565
Diluted	16,984	17,071	16,934	17,141

The following table summarizes the effect of the restatement on selected consolidated statements of operations data for fiscal year ended September 30, 2004:
Reconciliation of Reported to Restated Financial Results for Fiscal Year Ended September 30, 2004
Year Ended September 30, 2004

	As Reported	Adjustments	As Restated
	(In thousands, except per share data)

Revenue	$143,269	$(1,399)	$141,870
Income (loss) from operations	8,259	(1,399)	6,860
Interest income and other, net	4,802	—	4,802

Income from continuing operations before income taxes and discontinued operations	13,061	(1,399)	11,662
Provision for income taxes	606	(29)	577

Income from continuing operations	12,455	(1,370)	11,085
Loss from discontinued operations	(1,391)	—	(1,391)

Net income	$11,064	$(1,370)	$9,694

Net income per share from continuing operations:
Basic	$0.75	$(0.08)	$0.67

Diluted	$0.73	$(0.08)	$0.65

Net loss per share from discontinued operations:
Basic	$(0.08)	$(0.00)	$(0.08)

Diluted	$(0.08)	$(0.00)	$(0.08)

Net income (loss) per share:
Basic	$0.67	$(0.08)	$0.58

Diluted	$0.65	$(0.08)	$0.57

Weighted average number of shares:
Basic	16,631	16,631	16,631
Diluted	17,087	17,087	17,087

The following tables summarize the effect of the restatement on selected unaudited condensed consolidated statements of operations data for each quarter of fiscal 2004 and for the first quarter of fiscal 2005:
Reconciliation of Reported to Restated Financial Results for Fiscal 2004 and the First Quarter of
Fiscal 2005
Three Months Ended December 31, 2003

	As Reported	Adjustment	As Restated
	(In thousands, except per share data)

Revenue	$24,499	$(124)	$24,375
Loss from operations	(2,500)	(124)	(2,624)
Interest income and other, net	3,771	—	3,771

Income before income taxes	1,271	(124)	1,147
Provision for income taxes	362	—	362

Income from continuing operations	909	(124)	785
Income from discontinued operations	47	—	47

Net income	$956	$(124)	$832

Net income per share from continuing operations:
Basic	$0.06	$(0.01)	$0.05

Diluted	$0.05	$(0.01)	$0.05

Net income per share from discontinued operations:
Basic	$0.00	$0.00	$0.00

Diluted	$0.00	$0.00	$0.00

Net income per share:
Basic	$0.06	$(0.01)	$0.05

Diluted	$0.06	$(0.01)	$0.05

Weighted average number of shares:
Basic	16,461	16,461	16,461
Diluted	17,174	17,174	17,174

Three Months Ended March 31, 2004

	As Reported	Adjustment	As Restated
	(In thousands, except per share data)

Revenue	$26,478	$(296)	$26,182
Income from operations	2,145	(296)	1,849
Interest income and other, net	334	—	334

Income before income taxes	2,479	(296)	2,183
Provision for income taxes	64	—	64

Income from continuing operations	2,415	(296)	2,119
Loss from discontinued operations	(1,276)	—	(1,276)

Net income	$1,139	$(296)	$843

Net income per share from continuing operations:
Basic	$0.15	$(0.02)	$0.13

Diluted	$0.14	$(0.02)	$0.12

Net loss per share from discontinued operations:
Basic	$(0.08)	$0.00	$(0.08)

Diluted	$(0.07)	$0.00	$(0.07)

Net income per share:
Basic	$0.07	$(0.02)	$0.05

Diluted	$0.07	$(0.02)	$0.05

Weighted average number of shares:
Basic	16,572	16,572	16,572
Diluted	17,172	17,172	17,172
Three Months Ended June 30, 2004

	As Reported	Adjustment	As Restated
	(In thousands, except per share data)

Revenue	$38,452	$70	$38,522
Income from operations	5,170	70	5,240
Interest income and other, net	389	—	389

Income before income taxes	5,559	70	5,629
Provision for income taxes	134	—	134

Income from continuing operations	5,425	70	5,495
Loss from discontinued operations	(265)	—	(265)

Net income	$5,160	$70	$5,230

Net income per share from continuing operations:
Basic	$0.33	$0.00	$0.33

Diluted	$0.32	$0.00	$0.32

Net loss per share from discontinued operations:
Basic	$(0.02)	$0.00	$(0.02)

Diluted	$(0.02)	$0.00	$(0.02)

Net income per share:
Basic	$0.31	$0.00	$0.31

Diluted	$0.30	$0.00	$0.31

Weighted average number of shares:
Basic	16,663	16,663	16,663
Diluted	17,071	17,071	17,071

Three Months Ended September 30, 2004

	As Reported	Adjustment	As Restated
	(In thousands, except per share data)

Revenue	$53,840	$(1,049)	$52,791
Income from operations	3,444	(1,049)	2,395
Interest income and other, net	308	—	308

Income before income taxes	3,752	(1,049)	2,703
Provision for income taxes	46	(29)	17

Income from continuing operations	3,706	(1,020)	2,686
Income from discontinued operations	103	—	103

Net income	$3,809	$(1,020)	$2,789

Net income per share from continuing operations:
Basic	$0.22	$(0.06)	$0.16

Diluted	$0.22	$(0.06)	$0.16

Net income per share from discontinued operations:
Basic	$0.01	$0.00	$0.01

Diluted	$0.01	$0.00	$0.01

Net income per share:
Basic	$0.23	$(0.06)	$0.17

Diluted	$0.22	$(0.06)	$0.16

Weighted average number of shares:
Basic	16,826	16,826	16,826
Diluted	16,977	16,977	16,977
Three Months Ended December 31, 2004

	As Reported	Adjustment	As Restated
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Revenue	$36,356	$283	$36,639
Loss from operations	(976)	283	(693)
Interest income and other, net	1,255	—	1,255

Income from continuing operations before income taxes	279	283	562
Provision for income taxes	39	—	39

Income from continuing operations	240	283	523
Loss from discontinued operations	(6)	—	(6)

Net income	$234	$283	$517

Net income per share from continuing operations:
Basic	$0.01	$0.02	$0.03

Diluted	$0.01	$0.02	$0.03

Net loss per share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)

Diluted	$(0.00)	$(0.00)	$(0.00)

Net income (loss) per share:
Basic	$0.01	$0.02	$0.03

Diluted	$0.01	$0.02	$0.03

Weighted average number of shares:
Basic	16,872	16,872	16,872
Diluted	17,009	17,009	17,009

Non-GAAP Results
A reconciliation of GAAP to Photon Dynamics’ non-GAAP information as well as a discussion of information investors should consider when reviewing Photon Dynamics’ non-GAAP information are provided below. The following table reflects Photon Dynamics’ non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
Non-GAAP Net Income (Loss)

GAAP net income (loss)	$(4,383)	$5,230	$(14,212)	$6,905
Add:
Cost of investigation	1,600	—	1,600	—
Amortization of purchased intangible assets	380	155	1,175	416
Impairment of goodwill and purchased intangibles	—	—	—	2,754
Write-off of in-process research and development	—	210	—	210
Restructure charges	951	—	951	—
Loss (income) from discontinued operations	(268)	265	(258)	1,494
Less: Income tax effect of non-GAAP adjustments	—	—	—	—

Non-GAAP net income (loss)	$(1,720)	$5,860	$(10,744)	$11,779

Non-GAAP Diluted Net Income (Loss) Per Share

GAAP net income per share – diluted	$(0.26)	$0.31	$(0.84)	$0.40
Add:
Cost of investigation	$0.09	—	$0.09	—
Amortization of purchased intangible assets	$0.02	$0.01	$0.07	$0.02
Impairment of goodwill and purchased intangibles	—	—	—	$0.16
Write-off of in-process research and development	—	$0.01	—	$0.01
Restructuring charges	$0.06	—	$0.06	—
Loss (income) from discontinued operations	$(0.02)	$0.02	$(0.02)	$0.09
Less: Income tax effect of non-GAAP adjustments	—	—	—	—

Non-GAAP net income (loss) – diluted	$(0.10)	$0.34	$(0.63)	$0.69

Shares used in diluted shares calculation	16,984	17,071	16,934	17,141

Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Photon Dynamics, Inc. provides in this press release non-GAAP net income (loss) and net income (loss) per share, which excludes the impact of amortization of purchased intangible assets, investigation costs, restructuring charges and discontinued operations income (loss), net of related tax. Management uses this non-GAAP information, along with GAAP information, in evaluating the company’s historical and projected expenses and operating performance, primarily because management does not believe that these charges are directly applicable to the core operating performance of Photon Dynamics, and therefore, comparing these non-GAAP measures to other periods gives management more insight into how the company’s core operating performance is varying. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operating performance of Photon Dynamics.
The non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses are non-recurring, the company in the future may effect other transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.